Exhibit 10.23

GRAFTECH INTERNATIONAL LTD.

LONG TERM INCENTIVE PLAN

1.                                      Introduction

This GrafTech International Ltd. Long Term Incentive Plan (the “Plan”) has been adopted by GrafTech International Ltd. (the “Company”) effective as of August 17, 2015 (the “Effective Date”), as amended and restated as of March 15, 2018. Brookfield Capital Partners IV L.P., together with its Affiliates (“Brookfield”), owns 100% of the equity interests of the Company on the Effective Date. The purpose of the Plan is to attract and retain senior management personnel of the Company, to incentivize them to make decisions with a long-term view and to motivate and influence behavior on their part that is consistent with maximizing value for the shareholder of the Company in a prudent manner. Capitalized terms not otherwise defined herein shall have the meanings set forth in Section 8.

2.                                      Plan Administration

The Plan will be administered by the Board of Directors of the Company (the “Board”). All determinations of the value of the Incentive Pool and the Profit Units will be made by the Board in its discretion and shall be final and binding on all Participants and their beneficiaries, including, without limitation, determinations with respect to (i) the terms of the Plan and any Profit Units, (ii) the rights of any person under the Plan, or the meaning of requirements imposed by the terms of the Plan or award of Profit Units, (iii) the calculation of any amounts due under the Plan or in respect of Profit Units, (iv) any accelerating vesting or payment of awards, (v) all questions of interpretation, fact, or other matters arising under the Plan, and (vi) resolving all disputes under the Plan. The Board will have ultimate authority to make any required determinations and calculations under the Plan and for implementing any changes to the Plan. The Board’s determinations shall be binding and conclusive upon all Participants and all other interested parties. No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Profit Units granted hereunder.

3.                                      Plan Participants

The Board has the authority to determine and designate from time to time any employee, officer, director or consultant of the Company or an Affiliate to receive an award under the Plan (each a “Participant”). The Board shall determine the number of Profit Units to be granted and the terms and conditions of such Profit Units consistent with the terms of the Plan. In selecting Participants, and in determining the awards, the Board shall consider any and all factors that it deems relevant or appropriate. At the time a Participant is granted an award under the Plan, the Board shall allocate to such Participant a number of Profit Units, which shall represent a share in the Incentive Pool.

4.                                      Incentive Pool and Profit Units

(a)                                         Incentive Pool. Subject to vesting and the other terms and conditions set forth herein, an award under the Plan shall entitle such Participant to payment based on a share of the Incentive Pool. The “Incentive Pool” shall be the dollar amount represented by three percent (3%) of the Sale Proceeds realized by Brookfield as of any date of determination hereunder in excess of the Threshold Value. The Incentive Pool (as a percentage of the Sale Proceeds described in Section 4(c)) may be increased in the Board’s sole discretion. In the event that, in connection with a Change in Control, Brookfield disposes of less than 100% of its ownership interest, the amount of the Sales Proceeds in excess of the Threshold Value shall be determined on a pro-rata basis by reference to the percentage of ownership interest disposed, as determined by the Board in its sole discretion. A Participant’s interest in the Incentive Pool shall be expressed in a number of notional unitary interests in the Incentive Pool, as described in Section 4(b) (a “Profit Unit”).

(b)                                        Profit Units.  Each Participant will be allocated a number of Profit Units, which equate to a share in the Incentive Pool. A total of 30,000 Profit Units will be available for allocation to all Participants, subject to any discretionary increases pursuant to Section 4(c). At any date of determination, each Participant’s percentage interest in the Incentive Pool will equal the number of Profit Units granted to such Participant, divided by the maximum amount of Profit Units available under the Incentive Pool.

(c)                                         Potential Adjustments. In the event of any such increase in the size of the Incentive Pool, the number of Profit Units shall be increased in the same proportion (e.g., an increase in the percentage of the Sale Proceeds allocated to the Incentive Pool of 50% shall result in an increase in the number of available Profit Units under the Plan by 50%). Any such increase shall not result in dilution or enlargement of a Participant’s rights with respect to any previously granted Profit Units.

(d)                                        Allocation and Forfeiture. The Board may issue all or some portion of the Profit Units in the Incentive Pool from time to time in its sole discretion. Any forfeiture of Profit Units that were previously allocated to Participants under awards will be held for future grants, if any, and will not be automatically reallocated to other Participants. Any unallocated portion of the Incentive Pool shall be retained by the Company and shall be available for future grants of awards under the Plan, if any. Any portion of the Incentive Pool that is not allocated to Participants at the time of settlement of awards under the Plan shall be retained by the Company.

(e)                                         Notice of Awards. Profit Units shall be granted to Participants in the sole discretion of the Board. The Company shall notify each Participant of an award, including the number of Profit Units allocated to such Participant, in a written notice (a “Profit Unit Notice”). A Profit Unit Notice may include such additional terms and conditions as the Board may determine.

5.                                      Vesting of Profit Units

(a)                                        General. Awards of Profit Units shall be subject to the time-based vesting based on a Participant’s continued Service, and vesting may be accelerated as provided below. An award may be subject to additional conditions as set forth in the applicable Profit Unit Notice.

(b)                                        Vesting Schedule. In general, unless otherwise provided in a Profit Unit Notice or as set forth herein, Profit Units will become vested based on the continued Service of the Participant in equal annual installments at the rate of twenty percent (20%) of the total number of Profit Units covered by an award on each of the first (1st) through the fifth (5th) anniversaries of the date of grant, and shall be settled in accordance with the terms of the Plan. Profit Units will become vested under the Plan provided that the Participant has been continuously employed through each such date.

(c)                                         Vesting upon Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in a Profit Unit Notice, any unvested Profit Units that have not previously been forfeited shall accelerate and become fully vested on such date and shall be settled in accordance with the terms of the Plan.

6.                                      Termination of Service

(a)                                        General. If a Participant ceases to provide Services prior to any applicable vesting date or event under the Plan for any reason, other than a termination for Cause, then the Participant shall forfeit all unvested Profit Units for no consideration. Any portion of a Participant’s Profit Units that is vested as of the date such Participant ceases to provide Services shall continue to be an outstanding vested Profit Unit and may be settled in accordance with the terms of the Plan.

(b)                                        Termination for Cause. Notwithstanding anything contained herein to the contrary, if a Participant’s employment with the Company is terminated by the Company for Cause, all of such Participant’s Profit Units (whether or not vested) shall terminate and be forfeited for no consideration and cancelled without further force or effect immediately upon such termination for Cause.

7.                                      Settlement of Profit Units

(a)                                        Amount of Payment. The amount, form and timing of any payments of Profit Units shall be determined and approved by the Board in accordance with the Plan. The amount of payment in respect of the Profit Units shall be based on the amount of the Sales Proceeds in excess of the Threshold Value that is allocated to the Incentive Pool in accordance with the Plan, as well as the Participant’s interest in the Incentive Pool represented by the number of Profit Units awarded to the Participant. The value of each Profit Unit shall be determined by multiplying the total amount of the Incentive Pool by a fraction, the numerator of which is such Participant’s vested Profit Units and the denominator of which is the total number of Profit Units available under the Incentive Pool (30,000 units).

(b)                                        Form of Payment. Payments of Profit Units shall generally be made in cash by the Company, provided that if Sales Proceeds are paid to Brookfield all or in part in a form other than cash, the Board may provide payment in the same form and proportion as such payment.

(c)                                         Timing of Payment. Payment of vested Profit Units shall generally be made in a lump sum within thirty (30) days following the consummation date of a Change in Control, based on the Sales Proceeds received by Brookfield in connection with the Change in Control. Notwithstanding the foregoing, and subject to compliance with Section 409A of the Code, if a portion of Sales Proceeds are scheduled to be paid to Brookfield after such 30th day, whether in the form of earn-outs, escrows of other contingent or deferred consideration, payments in respect of the Profit Units (as calculated above) shall be paid on the same schedule and subject to the same terms and conditions as payments are made to Brookfield generally, but not later than the date that is five (5) years following the consummation date of the Change in Control.

8.                                      Definitions

As used herein, the following terms shall have the following meanings:

(a)                                        “Affiliate” means, with respect to any Person, means any other Person which controls, is controlled by or is under common control with, directly or indirectly, such Person. For this purpose, “control” of a Person shall mean possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, through rights under contracts, or otherwise.

(b)                                        “Cause” has the meaning, with respect to a Participant, set forth in such Participant’s employment agreement, offer letter or similar agreement in connection with the employment by the Company. In the absence thereof, “Cause” shall means: (a) the willful failure of the Participant to properly carry out his or her duties or to comply with the rules and policies of the Company or Brookfield, as applicable, or any reasonable instruction or directive of the Board, that is not cured, if curable, to the Board’s reasonable satisfaction, within ten (10) days after the Board or its designee gives written notice thereof to the Participant; (b) the Participant acting dishonestly or fraudulently, or the willful misconduct of the Participant in the course of his or her employment, in each case resulting in adverse consequences to the

Company or Brookfield, which in the case of willful misconduct only, is not cured, if curable to the Board’s reasonable satisfaction, within 10 days after the Board or its designee gives written notice thereof to the Participant; (c) if the Participant or any member of his or her family makes any personal profit arising out of or in connection with any transaction to which the Company or Brookfield is a party or with which the Company or Brookfield is associated without making disclosure to and obtaining the prior written consent of the Board; (d) the conviction of the Participant for, or a guilty plea by the Participant to, any criminal offence punishable by imprisonment that may reasonably be considered to be likely to adversely affect the Company or Brookfield or the suitability of the Participant to perform his or her duties, including without limitation any offence involving fraud, theft, embezzlement, forgery, willful misappropriation of funds or property, or other fraudulent or dishonest acts involving moral turpitude; (e) the failure by the Participant to fully comply with and perform his or her fiduciary duties; (f) any other act, event or circumstance which would constitute just cause at law for termination of the Participant’s employment; or (g) any resignation by the Participant in anticipation of a termination by the Company of such Participant’s employment due to any of the above.

(c)                                         “Code” means the Internal Revenue Code of 1986, as amended.

(d)                                        “Change in Control” means any transaction or series of transactions (including, without limitation, the consummation of a combination, share purchases, recapitalization, redemption, issuance of capital stock, consolidation, reorganization or otherwise) pursuant to which (a) a Person not affiliated with Brookfield acquires securities representing more than seventy percent (70%) of the combined voting power of the outstanding voting securities of the Company or the entity surviving or resulting from such transaction, (b) following a public offering of the Company’s stock, Brookfield has ceased to have a beneficial ownership interest in at least thirty percent (30%) of the Company’s outstanding voting securities (effective on the first such date), or (c) the Company sells all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis. It is intended that the occurrence of a Change in Control in which Sales Proceeds exceed the Threshold Value would constitute a “substantial risk of forfeiture” within the meaning of Section 409A.

(e)                                            “Person” means an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a union, a group acting in concert, a judicial authority, a governmental authority or any other entity or association of any kind. References to any Person shall include the successors and assigns thereof, except to the extent otherwise expressly provided in the Plan.

(f)                                          “Sale Proceeds” as of any date of determination, means, without duplication, the sum of all proceeds actually received by the Brookfield, net of all Sales Costs, (i) as consideration (whether cash or equity) upon the Change in Control and (ii) as distributions, dividends, repurchases, redemptions or otherwise as a holder of such equity interests in the Company. Proceeds that are not paid upon or prior to or in connection with the Change in Control, including earn-outs, escrows and other contingent or deferred consideration shall become “Sale Proceeds” only as and when such proceeds are received by Brookfield. The amount of Sales Proceeds shall be determined by the Board in its sole discretion.

(g)                                         “Sales Costs” means any costs or expenses (including legal or other advisor costs), fees (including investment banking fees), commissions or discounts payable directly by Brookfield in connection with, arising out of or relating to a Change in Control, as determined by the Board in its sole discretion.

(h)                                           “Service” means provision of services as an employee, officer, director or consultant to or for the benefit of the Company or an Affiliate.

(i)                                            “Threshold Value” as of any date of determination, means, an amount equal to $855,000,000, (which represents the amount of the total invested capital of Brookfield as of the Effective Date), plus the dollar value of any cash or other consideration contributed to or invested in the Company by Brookfield after the Effective Date. The Threshold Value shall be determined by the Board in its sole discretion.

9.                                      Miscellaneous

(a)                                        Tax Withholding. All payments in respect of Profit Units under the Plan will be treated as ordinary compensation income for tax purposes and will be subject to all applicable tax withholdings.

(b)                                        Rights as an Award Holder. The Profit Units do not constitute an equity interest in the Company or any of its Affiliates and shall not be construed as providing or creating any rights of a holder of an equity interest (including rights to distributions and to vote). Participants shall not be treated as an equity holder of the Company or any of its Affiliates as a result of being granted an award hereunder.

(c)                                         Non-Transferability; Unfunded Plan. Other than in accordance with the laws of descent and distribution, in no event shall any Profit Units allocated to a Participant, nor any payment to any Participant or any right of any Participant to receive any payment arising under the Plan, be subject to alienation, sale, transfer, assignment, garnishment, pledge, encumbrance or charge. The Participant’s right to the payments under the Plan shall represent an unfunded and unsecured promise to be paid by the Company. A Participant will be a general, unsecured creditor of the Company and the Participant’s right to payments shall remain subject to the claims of the Company’s creditors. If the Company’s assets are insufficient to pay all of its creditors, each Participant recognizes that such Participant may not receive part or all of such Participant’s payments hereunder. Brookfield is not a party to and shall not have any liability for payments under the Plan. The Plan is not subject to the Employment Retirement Income Security Act of 1974.

(d)                                        Limitation of Rights. Neither the establishment of the Plan nor any grant of an award or payment of an amount hereunder shall be construed as conferring upon a Participant any right with respect to a continuation of employment by the Company or any of its Affiliates nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate a Participant’s employment at any time. Nothing in the Plan shall be construed to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets or limit the right or power of the Company to take any action that it deems necessary or appropriate.

(e)                                         Section 409A. All payments hereunder are intended to comply with or be exempt from Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”). If a payment is deemed to be subject to Section 409A, the Company may, in its sole discretion and without a Participant’s prior consent, amend the Plan, adopt policies and procedures, or take any other necessary or appropriate actions (including actions with retroactive effect) to preserve the intended tax treatment of any such payment or comply with the requirements of Section 409A. A termination of Service shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of Service unless such termination is also a “separation from service” within the meaning of Section 409A, and for purposes of any such provision of this Plan, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If the Participant is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” no such payment or benefit shall be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of the Participant, and (B) the date of the Participant’s death (the “Delay Period”). All payments and benefits delayed pursuant to this Section 8(e) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to Participant in a lump sum without interest, and any remaining payments and benefits due under this Plan shall be paid or provided in accordance with the normal payment dates specified for them herein. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to any Participant or for such Participant’s benefit under this Plan may not be reduced by or offset against any amount owing by the Participant to the Company or any of its Affiliates. It is intended that each payment provided under this Plan shall be a separate “payment” for purposes of Section 409A.

(f)                                          Amendment and Termination. The Plan shall take effect on the Effective Date. The Board shall be entitled at any time or from time to time to amend, alter, suspend or terminate in whole or in part any or all of the provisions of the Plan; provided, that with respect to any outstanding award of Profit Units, no such action shall be made without the consent of the affected Participants unless the Board shall have determined that such action would not adversely affect the right of such Participant in a material manner.

(g)                                         Successors; Governing Law. The Company’s rights and obligations hereunder shall be binding upon its successors. The Company’s rights and obligations hereunder may be assigned or transferred by the Company to, and may be assumed by and become binding upon and may inure to the benefit of, any Affiliate of the Company or transferee of all or substantially all of its assets. The validity, interpretation, and enforcement of the Plan and all awards hereunder shall be governed by the laws of the state of Delaware without regard to its conflict of laws principles and rules.

IN WITNESS WHEREOF, the Company has adopted the Plan as of August 17, 2015, as amended and restated as of March 15, 2018.